UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2026

AGNT, INC.

(Exact name of registrant as specified in its charter)

Texas	001-38493	98-0681092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2219 Rimland Drive, Suite 301, Bellingham, WA	98226
(Address of principal executive offices)	(Zip Code)

(360) 685-4206
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	AGNT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 3, 2026, AGNT, Inc. (the “Company”) entered into a stock purchase agreement with Frank Selden as trustee of the Gratitude 2022 Trust, as amended and restated (the “Investor”) to purchase 8,693,290 shares of common stock (the “Purchased Shares”) from the Investor. The purchase of the Purchased Shares will close subject to the satisfaction or waiver of customary closing conditions, including the accuracy of the parties’ respective representations and warranties and compliance with the parties’ respective covenants, as well as the satisfactory receipt by the Company’s transfer agent of a duly executed stock transfer power, bearing a medallion signature guarantee, evidencing the transfer of the Purchased Shared to the Company. The purchase price for the Purchased Shares will be $3.68 per share, equal to the volume-weighted average price of the Company’s common stock over the five trading days preceding the pricing date, less a 10% discount. The stock purchase agreement will automatically terminate if the closing has not occurred on or before September 11, 2026, although the Company may unilaterally extend that date under certain circumstances, and the parties may otherwise agree in writing to extend it.

The foregoing is only a brief description of the material terms of the stock purchase agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the stock purchase agreement. The stock purchase agreement is filed as an exhibit to this Current Report on Form 8-K, which is incorporated by reference herein.

The sole beneficiaries of the Gratitude 2022 Trust are adult family members of Glenn Sanford, the Company’s Chairman and Chief Executive Officer. The stock purchase agreement and the transactions contemplated thereby were reviewed and approved by the audit committee of the Board, consisting solely of independent and disinterested directors, in accordance with the Company’s related person transaction policy, and the audit committee determined that the purchase price is fair to, and in the best interests of, the Company.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1*	Stock Purchase Agreement, dated as of September 3, 2026, between AGNT, Inc. and Frank Selden as trustee of the Gratitude 2022 Trust
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain personal information contained in this exhibit has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is (i) not material and (ii) is the type of information the registrant treats as private.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNT, Inc.
(Registrant)

Date: September 8, 2026	/s/ James Bramble
James Bramble
Chief Legal Counsel